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                                                               EXHIBIT (8)(b)(i)

                          FIFTH AMENDMENT TO AGREEMENT
                                    BETWEEN
                      OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                             OPPENHEIMERFUNDS, INC.
                                      AND
                     GE LIFE AND ANNUITY ASSURANCE COMPANY

  The Agreement made and entered into as of May 27, 1987 by and among Oppenheimer Variable Account Funds (the "Fund"), OppenheimerFunds, Inc. ("OFI"), then named Oppenheimer Management Corporation, and GE Life And Annuity Assurance Company ("GE"), then named The Life Insurance Company of Virginia, previously amended as of June 6, 1988, January 1, 1995, July 22, 1996 and January 1, 1999 (the "Agreement"), is hereby further amended as follows, effective May 1, 2000.

  WHEREAS, the Fund has created a separate class of shares ("Service shares") for each of its series and has entered into a distribution and service plan and agreement (the "Plan") for each series of such Service shares with OppenheimerFunds Distributor, Inc. ("OFDI").

  Now, therefore, the Agreement is hereby amended as follows:

  1. The third and fourth paragraphs of the agreement are hereby amended as follows:

  WHEREAS, the Fund represents and warrants that its shares, which currently are issued with respect to ten (10) separate series, are offered only for purchase to certain insurance companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations permitted thereunder (collectively, "participating insurance companies");

  WHEREAS, The Fund and OFI represent and warrant that shares of the Fund shall be sold only to participating insurance companies and/or for policies or accounts sponsored by participating insurance companies;

  2. Section 6 of the Agreement is hereby amended as follows:

    6. GE shall pay for the reasonable costs of printing and mailing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials) of the Fund that are required by the federal securities laws to be sent to owners of policies issued by GE for which the Fund is serving or is to serve as an investment vehicle. GE shall also pay the reasonable costs of printing and distributing the Fund's prospectuses and statements of additional information to owners of policies for which Service shares of the Fund is serving or is to serve as an investment vehicle. So long as the Plan adopted by the Fund for the Service shares or a series remains in effect, the Fund on behalf of that series would pay OFDI and OFDI may pay either to GE or to any entity providing services to contract owners holding Service shares under policies issued by GE, for services rendered with respect to the Service shares in accordance with the terms and conditions of the Plan and at the annual rate authorized by the Fund's Board of Trustees. GE shall also pay the reasonable costs of printing and distributing the Fund's prospectuses and statements of additional information to owners of and applicants and prospective investors applying for policies for which the Fund is serving or is to serve as an investment vehicle.

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  3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

  IN WITNESS WHEREOF, the Fund, OFI and GE have caused this amendment to be duly executed as of the date indicated above.

                                          OPPENHEIMER VARIABLE ACCOUNT FUNDS


                                          By: _________________________________
                                                          (Title)

                                          OPPENHEIMERFUNDS, INC.


                                          By: _________________________________
                                                          (Title)

                                          G E LIFE AND ANNUITY ASSURANCE
                                           COMPANY


                                          By: _________________________________
                                                          (Title)

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